                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   RPM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        PAUL A. GRANZIER, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

              RPM, INC. - 2628 Pearl Road - P.O. Box 777 -
RPM LOGO               Medina, Ohio 44258 - 330-273-5090
- ------------------------------------------------------------------------------



THOMAS C. SULLIVAN
    Chairman

                                                                 August 30, 1996

TO RPM SHAREHOLDERS:

     This year's Annual Meeting of RPM Shareholders will be held at 2:00 P.M., Eastern Daylight Time, Friday, October 18, 1996, at the Holiday Inn located at Interstate 71 and Route 82 East, Strongsville, Ohio.

     In addition to discussing the items of business outlined in this Proxy Statement, we look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on August 31. As in the past, there will be an informal discussion of the Company's activities, during which time your questions and comments will be welcomed.

     We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

     On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

                                             Sincerely yours,

                                           /s/ Thomas C. Sullivan

                                           THOMAS C. SULLIVAN

                                   RPM LOGO

                        2628 PEARL ROAD  -  P.O. BOX 777
                               MEDINA, OHIO 44258

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RPM, Inc. will be held at the Holiday Inn Strongsville, 15471 Royalton Road, Strongsville, Ohio, located at Interstate 71 and Route 82 East, on Friday, October 18, 1996, at 2:00 P.M., Eastern Daylight Time, for the following purposes:

     (1) To elect four Directors in Class III for a three-year term ending in 1999;

     (2) To approve and adopt the RPM, Inc. 1996 Key Employees Stock Option
         Plan;

     (3) To amend the Company's Amended Articles of Incorporation to increase the number of authorized Common Shares of the Company from 100,000,000 to 200,000,000 Common Shares; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Holders of Common Shares of record at the close of business on August 23, 1996 are entitled to receive notice of and to vote at the Annual Meeting.

     By Order of the Board of Directors.

                                           PAUL A. GRANZIER
                                             Secretary

August 30, 1996

        Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

                                   RPM LOGO

                        2628 PEARL ROAD  -  P.O. BOX 777
                               MEDINA, OHIO 44258

                                PROXY STATEMENT

                       MAILED ON OR ABOUT AUGUST 30, 1996

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 18, 1996

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on October 18, 1996, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted FOR the election of the four nominees listed on the Proxy, FOR the proposal to approve and adopt the Company's 1996 Key Employees Stock Option Plan, and FOR the proposal to amend the Company's Amended Articles of Incorporation to increase the number of authorized Common Shares of the Company from 100,000,000 to 200,000,000 Common Shares.

     Any person giving a Proxy pursuant to this solicitation may revoke it. A shareholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

     The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph, and personal interview. The Company also may retain a third party to aid in the solicitation of proxies.

                                 VOTING RIGHTS

     The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on August 23, 1996. On that date, the
Company had [          ] Common

Shares, without par value ("Common Shares"), outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Code of Regulations, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Code of Regulations, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors also will treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as Directors receiving the greatest number of votes will be elected Directors. Votes that are withheld or broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. The General Corporation Law of Ohio provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting at the election to be cumulative, each shareholder shall have cumulative voting rights in the election of Directors. Cumulative voting enables shareholders to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which a shareholder is voting, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

     Pursuant to the Company's Code of Regulations, all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or by the Articles of Incorporation of the Company, decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

              SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Shares as of August 23, 1996 by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding Common Shares, (ii) each continuing Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables below and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her respective name.

                                         NUMBER OF
                                       COMMON SHARES
                                       BENEFICIALLY          PERCENTAGE OF
      NAME OF BENEFICIAL OWNER           OWNED(1)          COMMON SHARES(1)
- -------------------------------------  -------------     ---------------------
The Fifth Third Bancorp(2)...........     3,853,008              [   ]%
Max D. Amstutz(3)....................         6,875                  *
Edward B. Brandon(4).................        11,000                  *
Lorrie Gustin(5).....................         1,201                  *
Roy H. Holdt(6)......................         3,818                  *
E. Bradley Jones(7)..................         5,515                  *
James A. Karman(8)...................       495,718              [   ]
Richard E. Klar(9)...................       159,267              [   ]
Donald K. Miller(10).................        26,361                  *
John H. Morris, Jr.(11)..............       166,915              [   ]
Kevin O'Donnell(12)..................        10,824                  *
William A. Papenbrock(13)............        11,466                  *
Albert B. Ratner(14).................            --                 --
Frank C. Sullivan(15)................        96,002              [   ]
Thomas C. Sullivan(16)...............     1,864,208              [   ]
All Directors and executive officers
  as a
  group (seventeen persons including
  the directors and executive
  officers named above)(17)..........     2,974,700              [   ]

- ---------------
  * Less than .1%.

 (1) In accordance with Securities and Exchange Commission ("Commission") rules, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options covering Common Shares, if any, exercisable by such owner within 60 days after August 23, 1996, but no exercise of outstanding options covering Common Shares held by any other person.

 (2) The Fifth Third Bancorp ("Fifth Third") has sole voting power over 3,752,457 Common Shares, shared voting power over 100,551 Common Shares and no voting power over 908,357 Common Shares shown in the table above. Fifth Third has sole dispositive power over 3,492,962 Common Shares, shared dispositive power over 258,539 Common Shares and no dispositive power over 1,009,864 Common Shares shown in the table above. This information is as of December 31, 1995 and was obtained by the Company from Fifth Third's
     Schedule 13G as filed with the Commission on February 15, 1996. The address of Fifth Third is 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

 (3) Dr. Amstutz is a Director of the Company.

 (4) Mr. Brandon is a Director of the Company.

 (5) Ms. Gustin is a Director of the Company.

 (6) Mr. Holdt is a Director of the Company.

 (7) Mr. Jones is a Director of the Company.

 (8) Mr. Karman is a Director and an executive officer of the Company. Mr. Karman's ownership is comprised of 146,958 Common Shares which he owns directly, 37,922 Common Shares which are owned by his wife, 181,898 Common Shares which are held by a family-owned corporation, of which Mr. Karman is an officer and director, and 128,940 Common Shares which he has the right to acquire within 60 days after August 23, 1996 through the exercise of stock options. The ownership of the shares held by his wife and by the family-owned corporation is attributed to Mr. Karman pursuant to Commission rules.

 (9) Mr. Klar is an executive officer of the Company. Mr. Klar's ownership is comprised of 44,730 Common Shares which he owns directly, 3,332 Common Shares which are owned by his wife and 111,205 Common Shares which he has the right to acquire within 60 days after August 23, 1996 through the exercise of stock options. The ownership of the shares held by his wife is attributed to Mr. Klar pursuant to Commission rules.

(10) Mr. Miller is a Director of the Company. Mr. Miller's share ownership is comprised of 8,787 Common Shares which he owns directly and 17,574 Common Shares held by his sons. The ownership of the shares held by his sons is attributed to Mr. Miller pursuant to Commission rules.

(11) Mr. Morris is a Director and an executive officer of the Company. Mr. Morris' ownership is comprised of 48,472 Common Shares which he owns directly and 118,443 Common Shares which he has the right to acquire within 60 days after August 23, 1996 through the exercise of stock options.

(12) Mr. O'Donnell is a Director of the Company. Mr. O'Donnell's ownership is comprised of 7,274 Common Shares which he owns through his retirement plans, 2,550 Common Shares which are owned by his wife through her retirement plans and 1,000 Common Shares owned jointly with his wife. The ownership of the shares held by his wife is attributed to Mr. O'Donnell pursuant to Commission rules.

(13) Mr. Papenbrock is a Director of the Company. All of Mr. Papenbrock's Common Shares are owned through his retirement plan.

(14) Mr. Ratner is a Director nominee of the Company.

(15) Mr. Frank C. Sullivan is a Director and an executive officer of the Company. Mr. Sullivan's ownership is comprised of 48,098 Common Shares which he owns directly, 5,401 Common Shares which he holds as Custodian for his sons and 42,503 Common Shares which he has the right to acquire within 60 days after August 23, 1996 through the exercise of stock options. The ownership of the shares held as Custodian for his sons is attributed to Mr. Sullivan pursuant to Commission rules.

(16) Mr. Thomas C. Sullivan is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Sullivan's ownership is comprised of 568,579 Common Shares which he owns directly, 94,700 Common Shares which are owned by his wife, 89,530 Common Shares owned by the Thomas C. Sullivan Family Foundation, Inc., of which Mr. Sullivan serves as Co-Trustee, 927,600 Common Shares held by National City Bank, Cleveland, Ohio, as Trustee under a Trust Agreement, dated April 30, 1971 (the "Sullivan Trust"), between it and the late Frank C. Sullivan and 183,799 Common Shares which he has the right to acquire within 60 days after August 23, 1996 through the exercise of stock options. Mr. Sullivan is a Trust Advisor to the Sullivan Trust, having the right to vote the Common Shares held by said Trust and to approve the sale thereof. The ownership of the shares held by his wife, by the Thomas C. Sullivan Family Foundation, Inc. and pursuant to the Sullivan Trust is attributed to Mr. Sullivan pursuant to Commission rules.

(17) The number of Common Shares shown as beneficially owned by the Company's Directors and executive officers as a group on August 23, 1996 includes 675,315 Common Shares which the Company's Directors and executive officers as a group have the right to acquire within 60 days after said date through the exercise of stock options granted to them under the Company's stock option plans.

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company presently is fixed at twelve, with the Board of Directors divided into three Classes of four Directors each. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Shareholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

     The term of office of Class III of the Board of Directors expires at this year's Annual Meeting of Shareholders. The term of office of the persons elected Directors in Class III at this year's Annual Meeting will expire at the time of the Annual Meeting held in 1999. Each Director in Class III will serve until the expiration of that term or until his successor shall have been duly elected. The Board of Directors' nominees for election as Directors in Class III are Messrs. Max D. Amstutz, E. Bradley Jones, John H. Morris, Jr. and Albert B. Ratner. Messrs. Amstutz, Jones and Morris currently serve as Directors in Class III. Mr. Roy H. Holdt, who currently serves as a Director in Class III, is retiring from the Board of Directors as of the date of this year's Annual Meeting. Mr. Ratner is nominated for the directorship in Class III currently held by Mr. Holdt.

     The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of the nominees. In the event of cumulative voting, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of Board of Directors' nominees elected to the Board. Each of the nominees has indicated his willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.


                             NOMINEES FOR ELECTION

                         DR. MAX D. AMSTUTZ, age 67 -- Director since February
                         1995.

                         Chairman and Chief Executive Officer of Von Roll
                         Holding Ltd., a designer and manufacturer of environmental technology products, electrotechnical and industrial insulation systems and industrial metal specialities, since 1994 and Vice Chairman of Alusuisse--Lonza Holding Ltd. since 1988. Dr. Amstutz received his degree in Business Administration and a Doctorate of Economics from the University of Berne, Switzerland. Dr. Amstutz is a Director of Holderbank
                         Financier Glaris Ltd., a world leader in cement, concrete and aggregates and RPM Inc.'s 50-50 joint venture partner in The Euclid Chemical Company.

                         COMMON SHARES BENEFICIALLY OWNED: 6,875                            NOMINEE FOR CLASS III
                                                                                            (TERM EXPIRING IN 1999)

                         E. BRADLEY JONES, age 68 -- Director since 1990.

                         Retired Chairman and Chief Executive Officer of
                         Republic Steel Corporation, LTV Steel Company and Group
                         Vice President of The LTV Corporation. Mr. Jones received his B.A. degree from Yale University. He began his career with Republic Steel Corporation in 1954 in sales and became President in 1979 and Chairman and Chief Executive Officer in 1982. Following the merger of Republic Steel Corporation and The LTV Corporation in June 1984, Mr. Jones served as Chairman and Chief
                         Executive Officer of The LTV Steel Company and Group
                         Vice President of The LTV Corporation until his retirement in December 1984. Mr. Jones also serves as a director of TRW Inc., Cleveland-Cliffs Inc.,
                         Consolidated Rail Corporation, and Birmingham Steel
                         Corporation, and is a Trustee of First Union Real
                         Estate Investments and Fidelity Funds.

                         COMMON SHARES BENEFICIALLY OWNED: 5,515                       NOMINEE FOR CLASS III
                                                                                       (TERM EXPIRING IN 1999)

                         JOHN H. MORRIS, JR., age 54 -- Director since 1981.

                         Executive Vice President, RPM, Inc. Mr. Morris holds a
                         B.S. degree from the University of West Virginia and an M.B.A. degree from Case Western Reserve University. Mr.
                         Morris held management positions with the Armstrong
                         Cork Company and the General Tire & Rubber Company prior to joining RPM, Inc. as Director of Corporate
                         Marketing in 1977. He became Corporate Vice President that same year and was elected Executive Vice President of RPM, Inc. in 1981.

                         COMMON SHARES BENEFICIALLY OWNED: 166,915                     NOMINEE FOR CLASS III
                                                                                       (TERM EXPIRING IN 1999)

                         ALBERT B. RATNER, age 68 -- Director nominee.

                         Co-Chairman of the Board of Forest City Enterprises,
                         Inc., a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale, and an officer of its various subsidiary companies. Mr. Ratner received his B.S. degree from Michigan State University. Mr. Ratner is also a director of American Greetings Corporation.

                         COMMON SHARES BENEFICIALLY OWNED: 0                           NOMINEE FOR CLASS III
                                                                                       (TERM EXPIRING IN 1999)


       DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER ANNUAL MEETING
                         EDWARD B. BRANDON, age 64 -- Director since 1989.

                         Retired Chairman, National City Corporation. Mr.
                         Brandon received his B.S. degree in economics from Northwestern University and his M.B.A. degree from Wharton School of Banking and Finance. He joined
                         National City Bank in 1956. Mr. Brandon served as
                         President of National City Corporation and President and Chief Executive Officer of National City Bank prior to his election as Chairman in September 1987, and served as Chief Executive Officer of National City Bank until April 1989. Mr. Brandon also served as Chief
                         Executive Officer of National City Corporation from
                         September 1987 until July 1995. Mr. Brandon retired from National City Corporation in October 1995, however, he remains on the corporation's board of directors. Mr. Brandon is also a director of The
                         Standard Products Company.

                         COMMON SHARES BENEFICIALLY OWNED: 11,000                   DIRECTOR IN CLASS I
                                                                                    (TERM EXPIRES IN 1998)

                         WILLIAM A. PAPENBROCK, age 57 -- Director since 1972.

                         Partner, Calfee, Halter & Griswold, Attorneys-at-law.
                         Mr. Papenbrock received his B.S. degree in Business
                         Administration from Miami University (Ohio) and his
                         LL.B. degree from Case Western Reserve Law School.
                         After serving one year as the law clerk to the Chief
                         Justice of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter & Griswold as an attorney in 1964. He became a partner of the firm in 1969 and is Vice Chairman of the firm's Executive Committee.
                         Calfee, Halter & Griswold serves as counsel to the Company.

                         COMMON SHARES BENEFICIALLY OWNED: 11,466                   DIRECTOR IN CLASS I
                                                                                    (TERM EXPIRES IN 1998)

                         THOMAS C. SULLIVAN, age 59 -- Director since 1963.

                         Chairman and Chief Executive Officer, RPM, Inc. Mr.
                         Thomas C. Sullivan received his B.S. degree in Business
                         Administration from Miami University (Ohio). He joined
                         RPM, Inc. as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive
                         Vice President in 1969, and in 1971 Mr. Sullivan was elected Chairman of the Board, President and Chief
                         Executive Officer of RPM, Inc. Mr. Sullivan is a director of Pioneer-Standard Electronics, Inc.,
                         National City Bank, and Huffy Corporation.

                         COMMON SHARES BENEFICIALLY OWNED: 1,864,208                DIRECTOR IN CLASS I
                                                                                    (TERM EXPIRES IN 1998)

                         FRANK C. SULLIVAN, age 35 -- Director since 1995.

                         Executive Vice President and Chief Financial Officer,
                         RPM, Inc. Mr. Frank C. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987 Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as a Regional Sales Manager at its AGR Company joint venture. In 1989 he became the Company's Director of Corporate Development. He became a Vice President of the Company in 1991 and was elected
                         Chief Financial Officer in 1993.

                         COMMON SHARES BENEFICIALLY OWNED: 96,002                   DIRECTOR IN CLASS I
                                                                                    (TERM EXPIRES IN 1998)

                         LORRIE GUSTIN, age 71 -- Director since 1992.

                         Director of the National Association of Investors Clubs
                         Trust since 1982, and Secretary of the World Federation of Investment Clubs since 1978. Ms. Gustin attended
                         Pasadena State College. She served as an officer and director of the N.A.I.C. Corporation (investment education) from 1966 to 1983, and as President thereof from 1980 to 1983.

                         COMMON SHARES BENEFICIALLY OWNED: 1,201                    DIRECTOR IN CLASS II
                                                                                    (TERM EXPIRES IN 1997)

                         JAMES A. KARMAN, age 59 -- Director since 1963.

                         President and Chief Operating Officer, RPM, Inc. Mr.
                         Karman holds a B.S. degree from Miami University (Ohio) and an M.B.A. degree from the University of Wisconsin.
                         Mr. Karman taught corporate finance at the University of Wisconsin and was an Investment Manager, The Union
                         Bank & Trust Company, Grand Rapids, Michigan, prior to joining RPM, Inc. as Treasurer in 1963. Mr. Karman became Vice President and Treasurer in 1969, Vice
                         President, Secretary and Treasurer in 1972, and was elected Executive Vice President in 1973. In 1978, Mr.
                         Karman was elected President and Chief Operating
                         Officer of RPM, Inc. Mr. Karman also was Chief
                         Financial Officer of RPM, Inc. from

                         1982 until 1993. Mr. Karman is a director of A.
                         Schulman, Inc., McDonald & Company Investments, Inc.,
                         Shiloh Industries, Inc., and Sudbury, Inc.

                         COMMON SHARES BENEFICIALLY OWNED: 495,718                  DIRECTOR IN CLASS II
                                                                                    (TERM EXPIRES IN 1997)

                         DONALD K. MILLER, age 64 -- Director since 1972.

                         Chairman since January 1992 of Greylock Financial Inc., a venture capital firm. Mr. Miller served as Managing Partner of Greylock Financial Partnership from December 1986 through December 1991 when Greylock became incorporated. Formerly, Mr. Miller served as Chairman and CEO of Thomson Advisory Group L.P. ("Thomson"), a money management firm, from November 1990 to March 1993 and Vice Chairman from April 1993 to November 1994 when Thomson became PIMCO Advisors L.P. Mr. Miller serves as Chairman and Chief Executive Officer of PIMCO Inc., a holding company, and as a Director of PIMCO Advisors, L.P. Mr. Miller is a Director of Layne Christensen Company, a successor corporation to Christensen Boyles Corporation, a supplier of mining products and services, where Mr. Miller served as Chairman from January 1987 through December 1995. Mr. Miller received his B.S. degree from Cornell University and his M.B.A. degree from Harvard University Graduate School of Business Administration. Mr. Miller became Senior Vice President, Blyth Eastman Dillon & Co., Incorporated, investment bankers, in 1978 and from 1980 through 1986 served as a Managing Director of Blyth Eastman Paine Webber, Inc. (BEPWI). He served as the Managing Partner of 1221 Associates, a private investment partnership for Managing Directors of BEPWI. Mr. Miller is also a Director of Fibreboard Corporation and Huffy Corporation.

                                 COMMON SHARES BENEFICIALLY OWNED: 26,361                   DIRECTOR IN CLASS II
                                                                                            (TERM EXPIRES IN 1997)

                         KEVIN O'DONNELL, age 71 -- Director since 1979.

                         Managing Director of O'Donnell & Associates, a management consulting company since August 1994. Mr. O'Donnell graduated from Kenyon College and received his M.B.A. degree from Harvard University Graduate School of Business Administration. He joined the Steel Improvement & Forge Company, the predecessor of SIFCO Industries, Inc., a diversified metalworking company, in 1947 and served in numerous capacities until 1960. From 1960 to 1972 he served as a management consultant, as a General Manager of a specialty steel distributor and with the Peace Corps in various capacities. In 1971 he was named Associate Director for international operations of ACTION (Head of the Peace Corps). He rejoined SIFCO Industries, Inc. in 1972 as Executive Vice President and was named President and Chief Operating Officer in 1976 and Chief Executive Officer in 1983. Mr. O'Donnell served as President and Chief Executive Officer until his retirement in June 1990 and then became Chairman of the Executive Committee of the Board until July 1994. Mr. O'Donnell is a Director of National Machinery Company.

                                 COMMON SHARES BENEFICIALLY OWNED: 10,824                   DIRECTOR IN CLASS II
                                                                                            (TERM EXPIRES IN 1997)

                 INFORMATION REGARDING MEETINGS AND COMMITTEES
                           OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee exercises the power and authority of the Board in the interim period between Board meetings. The Compensation Committee approves the grant of stock options and reviews and determines the compensation of certain key executives. The Audit Committee reviews the activities of the Company's independent auditors and various Company policies and practices. The Board of Directors does not have a nominating committee.

     Set forth below is the current membership of each of the above-described Committees, with the number of meetings held during the fiscal year ended May 31, 1996 in parentheses:

      EXECUTIVE             COMPENSATION               AUDIT
    COMMITTEE(1)            COMMITTEE(5)           COMMITTEE(2)
- ---------------------    ------------------    ---------------------
Thomas C. Sullivan       Roy H. Holdt          Donald K. Miller
  (Chairman)               (Chairman)            (Chairman)
James A. Karman          Edward B. Brandon     E. Bradley Jones
Kevin O'Donnell          Kevin O'Donnell       Lorrie Gustin
Edward B. Brandon                              Max D. Amstutz
E. Bradley Jones

     The Board of Directors held four meetings during the fiscal year ended May 31, 1996. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board on which the Director served, during the periods that the Director served.

     Directors who are not also employees of the Company, with the exception of William A. Papenbrock, received a quarterly fee of $6,500 and an additional $1,000 for each Board and Committee meeting attended, except for the Chairman of each Committee who received $1,500 for each Committee meeting attended. In April 1986, the Board of Directors adopted a Deferred Compensation Plan providing for the deferred payment of Directors' fees in either cash or stock equivalents and the payment of such deferred fees in cash commencing six months following the date of the participating Director's retirement, resignation or death, or termination of such participating Director's Deferred Compensation Agreement. Participation in the Deferred Compensation Plan is at the election of each Director entitled to receive compensation for serving on the Board.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1996, 1995 and 1994, of those persons who were, at May 31, 1996:
(i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                          ANNUAL                 ------------
                                     COMPENSATION(1)              SECURITIES
         NAME AND             ------------------------------      UNDERLYING          ALL OTHER
    PRINCIPAL POSITION        YEAR      SALARY       BONUS         OPTIONS        COMPENSATION(2)(3)
- --------------------------    -----    --------     --------     ------------     ------------------
Thomas C. Sullivan            1996     $710,000     $420,000        62,500             $ 12,419
  Chairman of the Board       1995     $675,000     $380,000        50,000             $ 56,131
  and Chief Executive         1994     $600,000     $345,000        50,000             $ 43,659
  Officer
James A. Karman               1996     $560,000     $347,000        50,000             $ 29,302
  President and Chief         1995     $530,000     $315,000        37,500             $ 40,091
  Operating Officer           1994     $500,000     $285,000        37,500             $ 28,149
John H. Morris, Jr.           1996     $335,000     $240,000        31,250             $  6,237
  Executive Vice              1995     $320,000     $217,000        25,000             $ 18,541
  President                   1994     $300,000     $197,000        25,000             $ 14,237
Frank C. Sullivan             1996     $250,000     $140,000        31,250             $  1,112
  Executive Vice President    1995     $160,000     $120,000        18,750             $  2,141
  and Chief Financial         1994     $125,000     $ 60,000        12,500             $  2,085
  Officer
Richard E. Klar               1996     $225,000     $160,000        25,000             $  8,884
  Vice President and          1995     $215,000     $145,000        25,000             $ 26,289
  Treasurer                   1994     $200,000     $130,000        25,000             $ 20,773

- ------------------

 (1) In February 1994, the Board of Directors adopted a Deferred Compensation Plan providing for the deferred payment of salary and/or bonuses in either cash or stock equivalents and the payment of such deferred compensation in cash commencing three months following the date of the participating officer's retirement, resignation or death, or voluntary termination by such participating officer. Any such deferred compensation is not taxed until received by any such officer, at which time the Company is entitled to a tax deduction, subject to the limitations of Section 162(m) of the Internal Revenue Code.

 (2) All Other Compensation consists of insurance premiums paid by the Company in connection with split dollar and other executive life insurance policies.

 (3) All Other Compensation includes the following amounts equal to the full dollar economic value of the premiums paid by the Company in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between the Company and the following named Executive Officers during 1996, respectively: Mr. Thomas C. Sullivan $8,280; Mr. Morris $2,926; Mr. Frank C. Sullivan $667; and Mr. Klar $3,462. The premiums paid by the Company in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements set forth in the preceding sentence will be recovered in full by the Company upon the payment of any death benefits under any such life insurance policy.

OPTION GRANTS

     Shown below is information on grants of stock options pursuant to the Company's 1989 Stock Option Plan during the fiscal year ended May 31, 1996 to the executive officers who are named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                         INDIVIDUAL GRANTS
- ---------------------------------------------------------------------------------------------------
                                                          PERCENTAGE                                      POTENTIAL REALIZABLE
                                                           OF TOTAL                                         VALUE AT ASSUMED
                                                           OPTIONS                                           ANNUAL RATES OF
                                                          GRANTED TO     EXERCISE OR                    STOCK PRICE APPRECIATION
                                    NUMBER OF             EMPLOYEES      BASE PRICE                      FOR OPTION TERMS(4)(5)
                                    SECURITIES            IN FISCAL         (PER         EXPIRATION     -------------------------
          NAME               UNDERLYING OPTIONS(1)(2)        YEAR         SHARE)(3)         DATE            5%            10%
- -------------------------    ------------------------     ----------     -----------     ----------     ----------     ----------
Thomas C. Sullivan                    62,500                 10.2%         $ 15.80        7/18/2005      $ 621,029     $1,573,817
  Chairman of the Board
  and Chief Executive
  Officer
James A. Karman                       50,000                  8.2%         $ 15.80        7/18/2005      $ 496,823     $1,259,054
  President and Chief
  Operating Officer
John H. Morris, Jr.                   31,250                  5.1%         $ 15.80        7/18/2005      $ 310,514     $  786,909
  Executive Vice
  President
Frank C. Sullivan                     31,250                  5.1%         $ 15.80        7/18/2005      $ 310,514     $  786,909
  Vice President and
  Chief Financial Officer
Richard E. Klar                       25,000                  4.1%         $ 15.80        7/18/2005      $ 248,411     $  629,527
  Vice President and
  Treasurer

- ---------------

(1) These options were granted on July 18, 1995 pursuant to the Company's 1989 Stock Option Plan. Twenty-five percent of the shares subject to the option become exercisable on each anniversary date thereof.

(2) The option agreements relating to the options granted under the Company's 1989 Stock Option Plan provide that such options become fully vested upon certain "changes in control" of the Company described in such option agreements.

(3) This price represents the fair market value at the date of grant pursuant to the terms of the Company's 1989 Stock Option Plan.

(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates dictated by the Commission and are not intended to be forecasts of the Company's stock price.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION
                                                                                              FOR OPTION TERMS
                                                                                       ------------------------------
                                                                                            5%              10%
                                                                                       -------------   --------------
(5)  Value created for all shareholders:                                               $ 809,757,577   $2,052,084,689
     Gain of named executive officers as a percent of value created for all                    0.21%            0.21%
     shareholders:

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of stock options during the fiscal year ended May 31, 1996 to purchase the Company's Common Shares by the executive officers named in the Summary Compensation Table and with respect to the unexercised stock options at May 31, 1996 to purchase the Company's Common Shares for the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND MAY 31, 1996 OPTION VALUE

                         NUMBER OF                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                           SHARES                           UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                          ACQUIRED                          OPTIONS AT MAY 31, 1996             AT MAY 31, 1996 (2)
                             ON            VALUE         -----------------------------     -----------------------------
        NAME              EXERCISE      REALIZED (1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ---------------------    ----------     ------------     -----------     -------------     -----------     -------------
Thomas C. Sullivan          8,000         $ 63,840         133,797          134,375         $ 693,256        $ 278,356
  Chairman of the
  Board and Chief
  Executive Officer
James A. Karman                --               --          90,188          104,376         $ 425,318        $ 213,612
  President and Chief
  Operating Officer
John H. Morris, Jr.            --               --          93,441           61,186         $ 577,104        $ 139,171
  Executive Vice
  President
Frank C. Sullivan           4,688         $ 40,036          25,001           53,437         $ 110,465        $  95,331
  Executive Vice
  President and Chief
  Financial Officer
Richard E. Klar             5,282         $ 33,443          87,767           60,936         $ 553,952        $ 134,013
  Vice President and
  Treasurer

- ---------------

(1) Represents the difference between the option exercise price and the last sales price of a Common Share on The Nasdaq National Market on the date of exercise.

(2) Based on the last sales price of the Common Shares of $16.625 on The Nasdaq National Market on May 31, 1996. The ultimate realization of profit on the sale of the Common Shares underlying such options is dependent upon the market price of such shares on the date of sale.

EMPLOYMENT AGREEMENTS

     Under an Amended Employment Agreement, dated as of July 17, 1996, Thomas C. Sullivan is employed as Chairman of the Board and Chief Executive Officer of the Company for a five-year period ending June 1, 2001. Pursuant to the terms of the Agreement, Mr. Sullivan's annual base salary, effective as of June 1, 1996, is $745,000. Mr. Sullivan's annual base salary is subject to review on an annual basis by the Compensation Committee of the Board of Directors, and such base salary may be increased (but not decreased) based upon his performance, then generally prevailing industry salary scales, the Company's results of operations and other relevant factors. In addition to his base salary, Mr. Sullivan is entitled to such annual incentive compensation or bonuses as the Compensation Committee determines and the Board of Directors approves, and to participate in the other benefit plans provided by the Company. Under the provisions of the Agreement, the Company may terminate the employment of Mr. Sullivan for Disability or Cause (as defined). Mr. Sullivan may terminate employment under the Agreement for Good Reason (as defined, including removal or failure to re-elect him Chairman of the Board and Chief Executive Officer) or in the event of a Change of Control of the Company (as defined, including any offer to purchase a controlling block of Common Shares of the Company pursuant to a tender offer or otherwise). If Mr. Sullivan should elect to terminate his employment for Good Reason, Change of Control or for other specified reasons, he is entitled to receive an amount equal to the product of his annual base salary then in effect multiplied by the number of years remaining in the term of employment under the Agreement, a portion of which may not be deductible to the Company as an ordinary and necessary business expense and may be subject to a 20% excise tax to Mr. Sullivan pursuant to the provisions of the Tax Reform Act of 1984. In the event that Mr. Sullivan were to terminate his employment under such circumstances, he would be entitled to receive payment of approximately $3,600,833 as of July 31, 1996. The Agreement also provides for the payment by the Company of legal fees incurred by Mr. Sullivan in the event that, following a Change of Control, Mr. Sullivan may be caused to institute or defend legal proceedings to enforce his rights under the Agreement.

     Under an Amended Employment Agreement, dated as of July 17, 1996, James A. Karman is employed as President and Chief Operating Officer of the Company for a five-year period ending June 1, 2001. Pursuant to the terms of the Agreement, Mr. Karman's annual base salary, effective as of June 1, 1996, is $590,000. Mr. Karman's Agreement also contains the same provisions which are described above in connection with Mr. Sullivan's Agreement. In the event that Mr. Karman were to terminate his employment under such circumstances, he would be entitled to receive payment of approximately $2,851,667 as of July 31, 1996.

     Effective July 17, 1996, the Company amended Employment Agreements previously entered into with each of John H. Morris, Jr., Frank C. Sullivan and Richard E. Klar. Pursuant to these Employment Agreements, Messrs. Morris, Sullivan and Klar are employed in their current positions as Executive Vice President, Executive Vice President and Chief Financial Officer, and Vice President and Treasurer, respectively, for a one-year period ending July 31, 1997. The Employment Agreements provide for the following base salaries, effective June 1, 1996: Mr. Morris -- $350,000; Mr. Sullivan -- $265,000; and Mr. Klar -- $240,000. The Employment Agreements also provide for severance payments in the amount of one year's base salary in the event of termination of the officer's employment and three years' base salary in the event of termination of employment due to a Change of Control of the Company not approved by the Company's Board of Directors. The Employment Agreements contain the same provision for the recovery of legal fees incurred to enforce the provisions of the Agreements following a Change of Control as described above in connection with Mr. Sullivan's Agreement.

DEFINED BENEFIT PENSION PLAN

     The table below sets forth the normal annual retirement benefits payable upon retirement at age 65 (as of June 1, 1996) under the Company's tax qualified defined benefit retirement plan (the "Retirement Plan") for employees in the compensation ranges specified, under various assumptions with respect to average annual compensation and years of benefit service, assuming that the employee elected to receive his or her pension on a normal life annuity basis:

                                                     ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
       AVERAGE                                (AS OF JUNE 1, 1996) WITH YEARS OF SERVICE INDICATED (1)
        ANNUAL          ----------------------------------------------------------------------------------------------------
   COMPENSATION (2)         5 YEARS              10 YEARS             20 YEARS             30 YEARS             35 YEARS
   ----------------     ----------------     ----------------     ----------------     ----------------     ----------------
      $  100,000            $      6,078         $     12,156         $     24,312         $     36,467         $     38,795
      $  150,000                   9,560               19,120               38,240               57,360               61,295
      $  200,000                  13,042               26,084               52,169               78,253               83,795
      $  250,000                  16,524               33,049               66,097               99,146              106,295
      $  300,000                  20,006               40,013               80,026              120,039              128,795
      $  350,000                  23,489               46,977               93,955              140,932              151,295
      $  400,000                  26,971               53,942              107,883              161,825              173,795
      $  450,000                  30,453               60,906              121,812              182,717              196,295
      $  500,000                  33,935               67,870              135,740              203,610              218,795
      $  550,000                  37,417               74,834              149,669              224,503              241,295
      $  600,000                  40,899               81,799              163,597              245,396              263,795
      $  650,000                  44,381               88,763              177,526              266,289              286,295
      $  700,000                  47,864               95,727              191,455              287,182              308,795
      $  750,000                  51,346              102,692              205,383              308,075              331,295
      $  800,000                  54,828              109,656              219,312              328,967              353,795
      $  850,000                  58,310              116,620              233,240              349,860              376,295
      $  900,000                  61,792              123,584              247,169              370,753              398,795
      $  950,000                  65,274              130,549              261,097              391,646              421,295
      $1,000,000                  68,756              137,513              275,026              412,539              443,795
      $1,050,000                  72,239              144,477              288,955              433,432              466,295
      $1,100,000                  75,721              151,442              302,883              454,325              488,795
      $1,150,000                  79,203              158,406              316,812              475,217              511,295
      $1,200,000                  82,685              165,370              330,740              496,110              533,795
      $1,250,000                  86,167              172,334              344,669              517,003              556,295

- ---------------

(1) The amounts listed may be reduced in accordance with certain provisions of the Internal Revenue Code of 1986 which limit the maximum amount of compensation that may be taken into account under the Retirement Plan to $150,000 and the maximum annual benefit payable under the Retirement Plan to $120,000. The Company maintains a Benefit Restoration Plan for its executive officers providing for the payment of supplemental retirement benefits because of such Internal Revenue Code limits. See "Benefit Restoration Plan" below.

(2) Includes base compensation as in effect on June 1, 1996, overtime paid and bonuses paid or accrued. The compensation covered by the Retirement Plan for the executive officers named in the Summary Compensation Table is the salary and bonus listed in such table.

     With respect to the executive officers listed in the Summary Compensation
Table: Mr. Thomas C. Sullivan has 34.4 years of service; Mr. Karman, 33.4 years of service; Mr. Morris, 19.4 years of service; Mr. Frank C. Sullivan, 7.3 years of service; and Mr. Klar, 27.6 years of service.

BENEFIT RESTORATION PLAN

     Effective January 1, 1991, the Company established the RPM, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan") for the purpose of providing for the payment of supplemental retirement and death benefits to officers of the Company designated by the Board of Directors whose Retirement Plan benefits may be limited under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code. In April 1991, the Board of Directors designated Messrs. Thomas C. Sullivan, Karman and Morris as participants in the Benefit Restoration Plan. In July 1993, the Board of Directors also designated Messrs. Frank C. Sullivan, Klar and certain other officers as participants in the Benefit Restoration Plan. The Benefit Restoration Plan replaced the prior Supplemental Executive Retirement Plan which provided similar supplemental retirement benefits. The Benefit Restoration Plan is an unfunded excess benefit plan which is administered by the Company. The Benefit Restoration Plan provides that any payment under the Plan is to be made in an amount equal to the amount by which a participant's benefits otherwise payable under the Company's Retirement Plan are reduced as a result of limitations under ERISA and the Internal Revenue Code. The supplemental retirement benefits are forfeited if the officer terminates employment before attaining five years of vesting service and age 55. Supplemental death benefits are paid to the surviving spouse or designated beneficiary of the officer. The Company is entitled to a federal tax deduction in an amount and at the time that benefits are paid to a participant. The Company is not entitled to any tax deduction prior to payment of benefits to a participant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the cash salary, bonus, and other compensation and stock option programs for the executive officers of the Company pursuant to (i) the Code of Regulations of the Company, which was adopted by the shareholders on October 14, 1987, and (ii) a Compensation Committee Charter, which was first adopted by the Board of Directors on January 24, 1992. The Compensation Committee Charter, as amended, provides for the Compensation Committee (i) to review and recommend to the Board of Directors the amount of compensation for services rendered to the Company to be paid to the executive officers of the Company, (ii) to review and approve the terms and conditions of written Employment Agreements for executive officers of the Company, (iii) to administer the Company's Stock Option Plans, (iv) to review and recommend to the Board of Directors the amount of reasonable compensation and payment of expenses and other benefits to be paid to members of the Board of Directors for serving as a Director of the Company, (v) to review and approve the Compensation Committee Report to be included in the Company's Proxy Statement for its Annual Shareholders Meeting, and (vi) to review, approve, and administer any other matters or plans specifically delegated to the Committee by the Board of Directors. The Compensation Committee presently consists of three independent Directors who are appointed to the Committee by and report to the entire Board of Directors. The members of the Compensation Committee qualify as "disinterested" Directors within the definition of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee reviews and recommends the cash salaries and bonuses to be awarded to Thomas C. Sullivan, Chairman of the Board and Chief Executive Officer, and certain other executive officers, annually in July of each year based upon a number of factors, but the Committee does not utilize pre-established, specific performance goals in making compensation decisions. Historically, Mr. Sullivan has prepared a recommendation to the Compensation Committee for cash salary and bonus increases and stock option awards for himself and the other executive officers which the Committee then reviews and considers in light of a number of factors, including (i) increases in sales, net income, and earnings per share, (ii) performance of the Company's Common Shares in the open market, (iii) increases in cash dividends paid to shareholders, (iv) return on shareholders' equity, and (v) acquisitions, corporate financings, and other general corporate objectives which were achieved during the May 31 fiscal year. Any increases in cash salaries for Mr. Sullivan and the other executive officers are made retroactive to June 1 of each fiscal year and are included in an Amendment to the officer's Employment Agreement. Once awarded, an increase in salary cannot be reduced without the officer's consent.

     In 1995 the Company retained a professional compensation consulting firm to review the Company's executive compensation programs in light of Section 162(m) of the Internal Revenue Code which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to certain key executives. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including "performance-based" compensation. The consulting firm eventually recommended to the Compensation Committee a performance-based compensation plan (the "Plan") which would satisfy the requirements of Section 162(m). The Plan was approved by the Committee and was submitted to the Company's shareholders for approval and was approved at the October 1995 Annual Meeting.

     The Plan provides for the granting of annual cash bonus awards (the "Bonus Awards") to those employees of the Company who in any respective fiscal year are the Chief Executive Officer and the other four most highly compensated officers of the Company (the "Covered Employees").

     The Plan is designed to promote the interests of the Company and its shareholders by attracting and retaining officers who are key employees of the Company; motivating such officers by reason of performance-related incentives to achieve the Company's performance goals; enabling such officers to participate in the growth and financial success of the Company; and, by qualifying the Bonus Awards as "performance-based" compensation under Section 162(m) of the Internal Revenue Code, assuring that the Company will continue to be able to deduct cash bonuses paid to the Covered Employees. The Plan is intended to be utilized as the primary annual cash bonus program for the Company's Covered Employees.

     The Plan calls for providing an aggregate Bonus Award pool of 1.3% of the Company's Income Before Income Taxes ("pre-tax income") in each applicable fiscal year for the Covered Employees. Within the first three months of each fiscal year the Compensation Committee, which administers the Plan, is required to determine in writing the portion of such aggregate Bonus Award pool that each Covered Employee may receive in respect of such fiscal year. At the end of each fiscal year, the Compensation Committee shall calculate the aggregate Bonus Award pool based on the Company's audited pre-tax income and each individual's Bonus Award payout amount.

     The Compensation Committee may reduce or eliminate a Covered Employee's Bonus Award, at the Compensation Committee's sole discretion, based solely on individual performance. The total of all Bonus Award payments made under the Plan in any given fiscal year shall not exceed 1.3% of the Company's pre-tax income. Furthermore, the total of all payments to any one individual Covered Employee under the Plan in any fiscal year shall not exceed $1,500,000. Payments under the Plan, pursuant to the terms herein described, are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code as "performance-based" compensation and therefore be fully tax deductible to the Company.

     In late August 1995 the Compensation Committee determined on a percentage basis, the portion of the aggregate Bonus Award pool to be awarded to each Covered Employee in respect of the Company's performance for the fiscal year ending May 31, 1996 as follows: Thomas C. Sullivan, 30%; James A. Karman, 25%; John H. Morris, Jr., 18%; Richard E. Klar, 15%; and Frank C. Sullivan, 12%. These same five individuals shall participate in the Incentive Plan for fiscal 1997, and the Compensation Committee will follow the same procedure in 1997 as in 1996.

     For fiscal year May 31, 1996, the Company's pre-tax income was $119.9 million, and consequently the Bonus Award pool for the five highest paid executive officers totaled $1,558,000. However, upon the recommendation of Mr. Thomas C. Sullivan, the Compensation Committee awarded bonuses totaling $1,307,000 to such officers, and in each case the bonus awarded to each officer was less than the bonus which would have been obtained by multiplying each officer's percentage times the total allowable Bonus Award pool provided for under the Plan. See "Executive Compensation, Summary Compensation Table."

     The Company's 1989 Stock Option Plan for its executive officers and other key employees is intended to provide long-term equity incentive to the officers and employees and, in the long-term, relates to shareholder value. Options to executive officers are awarded by the Committee based upon the recommendation of Mr. Sullivan, and the various presidents of the Company's operating subsidiaries submit recommendations with respect to option grants to subsidiary employees. Options are granted at the last NASDAQ sales price on the date of grant, have a term of ten years, and generally vest at the rate of 25% per year.

     As of May 31, 1996, 1,177,000 shares were available for future grant under the 1989 Stock Option Plan. The Compensation Committee at its July 1996 meeting granted options totaling 278,000 shares to executive officers and other key employees of the Company and, in addition, it is contemplated that approximately an additional 300,000 shares will be granted in October 1996 to subsidiary presidents and key subsidiary employees. Thus, the Compensation Committee and the Board of Directors adopted, subject to Shareholder approval at the 1996 Annual Meeting, a new 1996 Key Employees Stock Option Plan covering 3,600,000 Common Shares to be granted over a ten-year period through 2006. The balance of any shares available under the 1989 Plan also are available for grant in 1997. See "Adoption of RPM, Inc. 1996 Key Employees Stock Option Plan" hereinafter.

     The Company does not have any restricted or other "cheap stock" plans.

     In February 1994, the Company adopted a deferred compensation plan for executive officers pursuant to which officers can defer receipt of a portion of their salary and/or cash bonus until a future date during which period of time the deferred compensation will receive tax deferred interest or appreciation based upon the value of Company Common Shares and dividends paid thereon. Any compensation deferred under the plan would not be included in the $1,000,000 limit provided for under Section 162(m) until the year in which the compensation actually is received.
                                            Roy H. Holdt, Chairman
                                            Kevin O'Donnell
                                            Edward B. Brandon

                               PERFORMANCE GRAPHS

     Set forth below are line graphs comparing the yearly cumulative total shareholders' return on the Company's Common Shares against the yearly cumulative total return of the S&P Composite -- 500 Stock Index and an index of certain companies selected by the Company as comparative to the Company (the "Peer Group Index"). The companies selected to form the Peer Group Index are:
Detrex Corporation, Ferro Corporation, H. B. Fuller Company, Lawter International, Inc., Lilly Industries, Inc., NL Industries, Inc., PPG Industries Inc., Rohm and Haas Company, Standard Brands Paint Company, The Sherwin-Williams Company and Valspar Corporation. The Company has eliminated Guardsman Products, Pratt & Lambert and Grow Group from its Peer Group Index since these companies have been acquired during the last year and are no longer publicly traded entities.

     The graphs assume that the value of the investment in the Company's Common Shares, the S&P Composite -- 500 Stock Index and the Peer Group Index was $100 on May 31, 1991 and May 31, 1986, respectively, and that all dividends, if any, were reinvested. The charts below the line graphs give the value of each investment at the corresponding fiscal year end date.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG RPM, INC., THE S&P 500 INDEX AND A PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          RPM,INC.       PEER GROUP        S&P 500
5/91                                       100             100             100
5/92                                       105             125             110
5/93                                       131             135             123
5/94                                       133             143             128
5/95                                       151             160             154
5/96                                       162             192             197

* $100 INVESTED ON 05/31/91 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING MAY 31.

                COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN*
              AMONG RPM, INC., THE S&P 500 INDEX AND A PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          RPM,INC.       PEER GROUP        S&P 500
5/86                                       100             100             100
5/87                                       111             195             121
5/88                                       119             163             113
5/89                                       149             145             144
5/90                                       190             147             168
5/91                                       248             171             187
5/92                                       261             208             208
5/93                                       326             225             230
5/94                                       328             239             239
5/95                                       374             267             288
5/96                                       402             319             370

* $100 INVESTED ON 05/31/86 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING MAY 31.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and Directors and persons who own 10% or more of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the NASDAQ National Market. Officers, Directors and 10% or greater shareholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 1996, except for the inadvertent omission to report on a Form 4 one transaction involving a purchase of 2,000 Common Shares by E. Bradley Jones, which was promptly reported on a Form 5.

           ADOPTION OF RPM, INC. 1996 KEY EMPLOYEES STOCK OPTION PLAN

BACKGROUND

     The shareholders will be asked at the meeting to vote on a proposal to approve the adoption of the RPM, Inc. 1996 Key Employees Stock Option Plan (the "1996 Plan"). The 1996 Plan was adopted by the Board of Directors on July 19, 1996, effective as of August 15, 1996, subject to shareholder approval.

     As of August 30, 1996, only 899,000 shares were available for future grant under the Company's existing 1989 Stock Option Plan for its executive officers and other key employees, and, in addition, it is contemplated that approximately an additional 300,000 shares will be granted in October 1996 to subsidiary presidents and key subsidiary employees. Therefore, the Compensation Committee and the Board of Directors approved the 1996 Plan in order to continue to have access to a sufficient pool of shares to be covered by stock options to provide incentives to executive management and other key employees of the Company.

     The affirmative vote of the holders of a majority of the Common Shares entitled to vote at the meeting, either present in person or by proxy, is required for the approval and adoption of the 1996 Plan. Thus, shareholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

     THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE RPM, INC. 1996 KEY EMPLOYEES STOCK OPTION PLAN.

     The following is a summary of the material features of the 1996 Plan and is qualified in its entirety by reference to it. A copy of the 1996 Plan is attached hereto as Appendix A to this Proxy Statement.

PURPOSE

     The purpose of the 1996 Plan is to provide key employees of the Company and its subsidiaries with greater incentive to serve and promote the interests of the Company and its shareholders. The premise of the 1996 Plan is that, if such persons acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such persons to work toward the Company's continued success will be commensurately increased.

GENERAL

     The 1996 Plan provides for the issuance to key employees of "incentive stock options," within the meaning of Section 422A of the Internal Revenue Code, and nonqualified (for federal income tax purposes) stock options to purchase a maximum of 3,600,000 Common Shares of the Company. Options under the 1996 Plan may be issued to high-level executive officers and other valuable managerial or technical employees of the Company and its subsidiaries who, in the judgment of the Compensation Committee, are in a position to contribute to the success of the Company.

DURATION AND ADMINISTRATION

     The 1996 Plan will expire by its terms on August 15, 2006. All options outstanding at the time of termination of the 1996 Plan will continue in full force and effect in accordance with and subject to their terms. The 1996 Plan is administered by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

SECURITIES SUBJECT TO THE 1996 PLAN

     Not more than 3,600,000 Common Shares of the Company in the aggregate may be issued pursuant to the 1996 Plan, and not more than 500,000 Common Shares may be issued to any one eligible employee, except that in the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Compensation Committee must make an appropriate adjustment in the Common Shares subject to the 1996 Plan. If any option expires without having been fully exercised, the shares with respect to which such option has not been exercised will be available for future option grants.

GRANT AND EXERCISE OF OPTIONS

     Incentive stock options are exercisable for up to ten years at an option price of not less than the market price on the date the option is granted. In the case of a participant owning more than 10% of the combined voting power of all classes of stock of the Company, the option price may not be less than 110% of the fair market value of the Common Shares on the date the option is granted. Nonqualified stock options may be issued at such exercise price and on such other terms and conditions as the Compensation Committee may determine. Options may be exercised by giving written notice to the Company of the exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Compensation Committee, in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. The Compensation Committee has broad discretion to prescribe conditions (such as the completion of a period of employment with the Company following the grant of an option to an employee) to be satisfied before an option becomes exercisable or to accelerate the vesting of previously granted options.

     The Compensation Committee may, in its discretion, grant stock appreciation rights that give the employee the right to elect an alternative payment equal to the appreciation of the stock value in lieu of exercising the option. Payment of the stock appreciation right may be made in cash, Common Shares of the Company, or a combination thereof.

INCOME TAX TREATMENT

     Generally, there are no federal income tax consequences to the recipient of incentive stock options or the Company either at the time of grant or at the time of exercise of such options, except that the excess of the fair market value of shares acquired on exercise of incentive stock options over the option price is an item of tax preference that may be subject to the alternative minimum tax. Nonqualified options issued under the 1996 Plan do not result in any taxable income to the optionee or deduction to the Company at the time it is granted. Unlike an incentive stock option, the holder of a nonqualified option is deemed to have received compensation, taxable as ordinary income, at the time of exercise of the option equal to the difference between the fair market value of the shares at the time of exercise and the option price, and the Company is at the same time entitled to a tax deduction of a like amount. The grant of a stock appreciation right does not produce taxable income to the recipient or deduction to the Company; however, upon the exercise of the stock appreciation right the amount of any cash received or the fair market value on the exercise date or any shares received in lieu of cash will be taxable to the optionee as ordinary income and deductible by the Company. As of August 30, 1996, the Company had no outstanding stock appreciation rights.

                 AMENDMENT TO AMENDED ARTICLES OF INCORPORATION

     The total authorized capital of the Company, as set forth in Article Fourth of the Company's Amended Articles of Incorporation, consists of 100,000,000 shares, all of which are Common Shares, without par value. Under the proposed amendment to the Amended Articles of Incorporation, the total authorized capital will be increased to 200,000,000 shares, all of which shall be Common Shares, without par value. The Board of Directors approved the proposal on July 19, 1996. The Board of Directors does not presently contemplate proposing any other changes to the Company's Amended Articles of Incorporation or Amended Code of
Regulations. In addition to the [          ] Common Shares which were issued and
outstanding as of August 23, 1996, the Company has reserved 2,501,869 Common Shares for issuance upon the exercise of outstanding options granted pursuant to its existing stock option plans. The Company has also reserved 9,767,000 Common Shares for the possible conversion of $400,000,000 aggregate principal amount at maturity Liquid Yield Option Notes ("LYONS"), due 2012.

     The principal purpose for the proposal is to make available additional Common Shares for possible stock splits or dividends, employee benefit plans, acquisitions, public or private stock offerings and other corporate purposes. The Company does not presently have any agreements or understandings with respect to transactions which would call for the issuance of any of the additional 100,000,000 Common Shares, although management is continuously investigating various acquisition possibilities. Shareholders have no pre-emptive rights with respect to the issuance of additional Common Shares, and, except under certain circumstances provided for in the NASD By-Laws, the General Corporation Law of Ohio and the Company's Amended Articles of Incorporation, the issuance of additional Common Shares would not require any further shareholder approval.

     The affirmative vote of the holders of a majority of the outstanding Common Shares is required for the adoption of the proposed amendment. Thus, abstentions and broker non-votes will have the effect of voting against the proposed amendment. The full text of the proposed amendment is attached hereto as Appendix B to this Proxy Statement.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the firm of Ciulla, Smith & Dale, LLP, independent certified public accountants, to examine and audit the financial statements of the Company and its subsidiaries for the fiscal year ending May 31, 1997. This firm has served as independent auditors for the Company since 1964. A representative of Ciulla, Smith & Dale, LLP will be present at the Annual Meeting and will have an opportunity to make a statement should he so desire. The representative also will be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Any shareholder proposal intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices not later than May 2, 1997 for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

     Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

                              Paul A. Granzier, Secretary
                              RPM, Inc.
                              P.O. Box 777
                              Medina, Ohio 44258

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

     By Order of the Board of Directors.
                                            PAUL A. GRANZIER
                                                 Secretary
August 30, 1996

                                   APPENDIX A

                                   RPM, INC.

                      1996 KEY EMPLOYEES STOCK OPTION PLAN

     RPM, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

     1. DEFINITIONS. The following terms shall have the meanings set forth below whenever used in this instrument:

      (a) The word "Board" shall mean the Board of Directors of the Company.
      (b) The word "Code" shall mean the United States Internal Revenue Code of 1986, as amended, or successor provisions of future United States revenue laws (Title 26 of the United States Code).
      (c) The word "Committee" shall mean the Compensation Committee appointed by the Board.
      (d) The words "Common Shares" shall mean the Common Shares, without par value per share, of the Company.
      (e) The word "Company" shall mean RPM, Inc., an Ohio corporation, and any successor thereto which shall maintain this Plan.
      (f) The word "Disability" shall mean the Optionee's inability to engage in substantial gainful activity for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee pursuant to written certification of such Disability from a physician acceptable to the Committee.
      (g) The words "Incentive Stock Option" shall mean any option which qualifies as an
          Incentive Stock Option under terms of Section 422 of the Code.
      (h) The words "Key Employee" shall mean any person who is a high-level executive officer or other valuable managerial or technical employee of either the Company or any Subsidiary.
      (i) The word "Optionee" shall mean any Key Employee to whom a stock option has been granted pursuant to this Plan.
      (j) The word "Plan" shall mean this instrument, the RPM, Inc. 1996 Key Employees Stock
          Option Plan, as it is originally adopted and as it may be amended hereafter.
      (k) The word "Subsidiary" shall mean any corporation at least 50% of the common stock of which is owned directly or indirectly by the Company.
      (l) The words "Substantial Shareholder" shall mean any employee who owns directly and through attribution more than 10% of the total combined voting power of all classes of stock of either the Company or any Subsidiary. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.

     2. PURPOSE OF THE PLAN. The purpose of the Plan is to provide Key Employees of the Company and its Subsidiaries with greater incentive to serve and promote the interests of the Company and its shareholders. The premise of the Plan is that, if such persons acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such persons to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Employees as may be selected to participate in the Plan options to purchase Common Shares on the terms and subject to the conditions set forth in the Plan. Key Employees may be granted either Incentive Stock Options or non-qualified stock options.

     3. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on August 15, 1996 subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company entitled to vote thereon represented in person or by proxy at a meeting of shareholders. In the event that such shareholder approval has not occurred on or before August 15, 1997, the Plan and any options granted hereunder shall be null and void. If, however, the Plan is so approved, subject to the provisions of Section 8, no further shareholder approval shall be required with respect to the granting of any options pursuant to the Plan.

     4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall consist of no fewer than three (3) members, who shall be designated by and be members of the Board. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such rule as may be in effect from time to time and an "outside director" within the meaning of Section 162(m) of the Code or any amendment of or successor to such provision as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have full and final authority in its absolute discretion:

      (a) To select the Key Employees to whom options will be granted;
      (b) To determine the number of Common Shares subject to any option;
      (c) To determine the time or times when options will be granted;
      (d) To determine the option price of Common Shares subject to an option;
      (e) To determine the time or times when each option may be exercised and the duration of the exercise period;
      (f) To determine at the time of grant of an option whether and to what extent such option is an Incentive Stock Option under Section 422 of the Code and regulations thereunder as the same or any successor statute or regulations may at the time be in effect;
      (g) To determine whether stock appreciation rights shall be made part of any option grant pursuant to Section 9 hereof, the method of valuing the stock appreciation rights and whether the stock appreciation rights may be exercised in lieu of or in addition to the related option;

      (h) To prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the
          Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive
          Stock Option, Section 422 of the Code and regulations thereunder as the same or any successor statute or regulations may at the time be in effect;
      (i) To adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and
      (j) To construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

     5. PERSONS ELIGIBLE FOR OPTIONS. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Key Employees, as designated by the Committee, whose initiative and efforts contribute or may be expected to contribute to the continued growth and future success of the Company and/or its Subsidiaries. Notwithstanding the preceding sentence, a Key Employee who renounces in writing any right he or she may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. No option shall be granted to any Key Employee during any period of time when he or she is on leave of absence. The Committee may grant more than one option, with or without stock appreciation rights, to the same Key Employee.

     6. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 9 concerning payment for stock appreciation rights in Common Shares and subject to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of Common Shares for which options may be granted under the Plan shall be Three Million Six Hundred Thousand (3,600,000) Common Shares. The aggregate number of Common Shares for which options may be granted under the Plan to any one person shall be Five Hundred Thousand (500,000) Common Shares. Either treasury or authorized and unissued Common Shares, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued. All Common Shares which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Employee. If an option granted under this Plan is exercised pursuant to the terms and conditions determined by the Committee under Subsection 7(d), and a stock appreciation right is not granted in conjunction with the option pursuant to Section 9, any Common Shares which are the subject thereof shall not thereafter be available for reoffering under the Plan to any Key Employee. If a stock appreciation right is granted in conjunction with an option pursuant to Section 9, and if the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in lieu of exercise of the options, and the stock appreciation right is thereafter exercised in whole or in part, then the option or the portion thereof with respect to which the stock appreciation right was exercised shall be deemed to have been exercised and the Common Shares which otherwise would have been issued upon exercise of such option, to the extent not used in payment for the stock appreciation rights, may be made available for reoffering under the Plan to any Key Employee.

     In the event that subsequent to the date of effectiveness of the Plan, the outstanding Common Shares are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change (including, without limitation, any transaction described in Section 424(a) of the Code) or a special dividend or other distribution to the Company's shareholders, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option granted under the Plan and each Common Share available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding Common Share shall be exchanged, (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate or equitable, in order to prevent dilution or enlargement of option rights and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment may, in the discretion of the Committee, provide for the elimination of fractional shares.

     7. OPTION PROVISIONS.

     (a) Option Price. The option price per Common Share which is the subject of an Incentive Stock Option under the Plan shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a Common Share on the date the Incentive Stock Option is granted; provided, however, that if a Key Employee to whom an Incentive Stock Option is granted is at the time of the grant a Substantial Shareholder, the option price per Common Share shall be determined by the Committee but shall never be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date the option is granted. The option price per Common Share under each option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of grant, and may be above or below the fair market value of a Common Share on the date the option is granted. Such fair market value shall be determined in accordance with procedures to be established by the Committee. The date on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted.

     (b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted. Each option shall be subject to earlier termination as provided in Subsection 7(e) hereunder.

     (c) Limitation on Exercise and Transfer of Option. Except as otherwise provided in the event of an Optionee's death, only the Optionee may exercise an option, provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the Optionee. No option granted hereunder shall be transferable other than (i) by the Last Will and Testament of the Optionee or, if the Optionee dies intestate, by the applicable laws of descent and distribution or (ii) to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code or the rules thereunder. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

     (d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Optionee shall have been an employee for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional restrictions or conditions with respect to the right to exercise and the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period, but this right of exercise shall be limited to whole shares, unless the Committee shall otherwise provide. Options shall be exercised by the Optionee (i) giving written notice to the Secretary of the Company at its principal office, by certified mail, return receipt requested, of the Optionee's exercise of the option and the number of shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or, with the consent of the Committee, in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made and (ii) making appropriate arrangements with the Company with respect to income tax withholding, as required, which arrangements may include, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of Common Shares otherwise issuable upon exercise of the option as the Company and the Optionee may agree; provided that such Optionee, if subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision, has had on file with the Committee, for at least six (6) months prior thereto, an effective standing election to satisfy said Optionee's tax withholding obligations in such a fashion, which election form by its terms shall not be revocable or amendable for at least six (6) months or (b) with the consent of the Committee, the Optionee's delivery to the Company of Common Shares having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Such notice shall be deemed delivered when deposited in the mails. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the Committee shall have the authority and power: (i) to cause all outstanding options to be immediately exercisable notwithstanding any vesting limitation otherwise previously imposed on such options; and (ii) to accelerate the termination date of all such options. Thereafter, upon such determination, an Optionee may exercise any and all outstanding options (in whole or in part), whether or not such options are by their terms fully exercisable at such time, and the Committee may authorize the acceptance of the surrender of the right to exercise such option or any portion thereof, but in no event after the expiration of the term of the option. The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Common Shares or of any class or any securities convertible into such Common Shares; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's Common Shares calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which capital stock, or any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi) such other event as the Committee shall, in its sole and absolute discretion, deem to be a "change in control." The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.

     (e) Termination of Employment, Etc. If an Optionee ceases to be an employee of the Company or its Subsidiaries, his or her option shall, unless otherwise provided for by an action of the Committee or in the option agreement between the Optionee and the Company, terminate on the date he or she ceases to be an employee and neither he or she nor any other person shall have any rights after the date he or she ceases to be an employee to exercise all or any part of the option. An Optionee's employment shall not be deemed to have terminated while he or she is on a temporary military, sick or other bona fide leave of absence from the Company or a Subsidiary approved in writing by the Company, such as a leave of absence as is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto; provided, however, that the Committee may impose such terms and conditions with respect to such leaves as it deems proper as are consistent with such regulations. If the stock option is an Incentive Stock Option, no option agreement shall

           (i) permit any Optionee to exercise any Incentive Stock Option more than three (3) months after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was other than his or her death or his or her Disability; or

           (ii) permit any Optionee to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was the Optionee's Disability; or

          (iii) permit any person to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be an employee of the Company and all Subsidiaries (but not beyond the original term of the option) if either (A) the reason for the Optionee's cessation as an employee was his or her death or (B) the Optionee died within three (3) months after ceasing to be an employee of the Company and all Subsidiaries.

If any option is by the terms of the option agreement exercisable following the Optionee's death, then such option shall be exercisable by the Optionee's estate, or the person designated in the

Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution.

     (f) Limitations on Grant of Incentive Stock Options. During the calendar year in which any Incentive Stock Options granted by the Company or any Subsidiary first become exercisable by any Optionee, the aggregate fair market value of the Common Shares which are subject to such Incentive Stock Options (determined as of the date the Incentive Stock Options were granted) shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Options which are not designated as Incentive Stock Options shall not be subject to the limitation described in the preceding sentence and shall not be counted when applying such limitation.

     (g) Prohibition of Alternative Options. It is intended that Key Employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no Key Employees shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options under the Plan from qualifying as such within the meaning of Section 422 of the Code.

     (h) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its discretion, waive any restrictions or conditions set forth in an option agreement concerning an Optionee's right to exercise any option and/or the time and method of exercise.

     8. AMENDMENTS TO THE PLAN. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's shareholders, shall any action of the Committee or the Board result in:

      (a) Amending, modifying or altering the eligibility requirements provided in Section 5 hereof;
      (b) Increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted;
      (c) Decreasing the minimum option price per share at which certain options may be granted under the Plan, as provided in Section 7(a) hereof;
      (d) Extending either the maximum period during which an option is exercisable as provided in Section 7(b) hereof or the date on which the Plan shall terminate as provided in Section 12 hereof;
      (e) Changing the requirements relating to the Committee; or
      (f) Making any other change which would cause any option granted under the Plan as an
          Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code;

except as necessary to conform the Plan and the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

     9. STOCK APPRECIATION RIGHTS. The Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an Optionee shall have the right with respect to all or a portion of the options granted to him or her to elect to surrender such options in exchange for the consideration set forth in this Section 9 in lieu of exercising such options. Alternatively, the Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an Optionee shall have the right with respect to all or a portion of the options granted to him or her to receive the consideration set forth in this Section 9 upon exercising such options in addition to any Common Shares purchased upon exercise thereof. Stock appreciation rights must be specifically granted by the Committee; provided, however, the Committee shall have no authority to grant stock appreciation rights except in connection with the grant of a stock option pursuant to the Plan, and no Optionee shall be entitled to such rights solely as a result of the grant of an option to him or her. Stock appreciation rights, if granted, may be exercised either with respect to all or a portion of the option to which they relate. Stock appreciation rights shall not be transferable separate from the option with respect to which they were granted and shall be subject to all of the restrictions on transfer applicable to the said options. Stock appreciation rights shall be exercisable only at such times and by such persons as are specified in the option agreement governing the stock option with respect to which the stock appreciation rights were granted. A stock appreciation right shall provide that an Optionee shall have the right to receive a percentage, not greater than One Hundred Percent (100%), of the excess over the option price, if any, of the fair market value of the Common Shares covered by the option, as determined by the Committee as of the date of exercise of the stock appreciation right, in the manner provided for herein. Such amount shall be payable in one or more of the following manners, as shall be determined by the Committee;

          (a) in cash;

          (b) in Common Shares having a fair market value equal to such amount;
     or

          (c) in a combination of cash and Common Shares.

If payment is made in whole or in part in Common Shares, such payment shall thereby reduce the number of shares available for the grant of options under this Plan.

     In no event may any Optionee exercise any stock appreciation rights granted hereunder unless such Optionee is then permitted to exercise the option or the portion thereof with respect to which such stock appreciation rights relate. If the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in lieu of exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate shall be cancelled and (ii) upon the exercise of the option or that portion thereof to which the stock appreciation rights relate, the stock appreciation rights shall be cancelled, and the option agreement governing such option shall be deemed amended as appropriate without any further action by the Committee or the Optionee. If the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in addition to exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate shall be deemed exercised and (ii) upon the exercise of the option, the stock appreciation rights corresponding thereto shall be deemed exercised to the extent the option is exercised. The terms of any stock appreciation rights granted hereunder shall be incorporated into the option agreement which governs the option with respect to which the stock appreciation rights are granted, and shall be on such terms as the Committee shall prescribe which are not inconsistent with this Plan. The granting of an option or stock appreciation right shall impose no obligation upon the Optionee to exercise such option or right. The Company's obligation to satisfy stock appreciation rights shall not be funded or secured in any manner.

     10. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The Committee may condition its grant of any option hereunder upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

     "Optionee agrees that any Common Shares of RPM, Inc. which Optionee may acquire by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the Common Shares of RPM, Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event RPM, Inc. is otherwise satisfied that the offer or sale of the Common Shares of RPM, Inc. which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificates for Common Shares upon the exercise of an option or a stock appreciation right granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable,
(ii) the admission of such Common Shares to listing on any national securities exchange on which the Common Shares may be listed, (iii) completion of any registration or other qualification of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

     11. GENERAL PROVISIONS.

     (a) Option Agreements Need Not Be Identical. The form and substance of option agreements and grants of stock appreciation rights, whether granted at the same or different times, need not be identical.

     (b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue as an employee of the Company or a Subsidiary, or to serve as a member of the Board, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate the Optionee's employment at any time or the right of the shareholders of the Company to remove him or her as a member of the Board with or without cause.

     (c) Optionee Does Not Have Rights Of Shareholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a shareholder as a result of the grant of an option until such time as Common Shares are actually issued to such Optionee pursuant to the exercise of an option or stock appreciation right.

     (d) Successors In Interest. The Plan shall be binding upon the successors and assigns of the Company.

     (e) No Liability Upon Distribution Of Shares. The liability of the Company under the Plan and any distribution of Common Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

     (f) Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Shares pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

     (g) Use Of Proceeds. The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

     (h) Expenses. The expenses of administering the Plan shall be borne by the Company.

     (i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

     (j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

     (k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

     12. TERMINATION OF THE PLAN. The Plan shall terminate on August 15, 2006, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

     13. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio and any applicable federal law.

     14. VENUE. The venue of any claim brought hereunder by a Key Employee shall be Cleveland, Ohio.

     15. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

     IN WITNESS WHEREOF, RPM, INC., by its appropriate officers duly authorized, has executed this instrument as of this 15th day of August, 1996.

                                          RPM, INC.

                                          By: __________________________________

                                          Its: _________________________________

                                          And: _________________________________

                                          Its: _________________________________

                                   APPENDIX B

                      PROPOSED AMENDMENT TO ARTICLE FOURTH
                    OF THE AMENDED ARTICLES OF INCORPORATION
                                       OF
                                   RPM, INC.

     Article Fourth of the Amended Articles of Incorporation be amended to read in its entirety as follows:

     "FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Two Hundred Million (200,000,000) shares, all of which shall be Common Shares, without par value."

                                      RPM, INC.

                 ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 18, 1996
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (i) appoints JAMES A. KARMAN and RICHARD E. KLAR, and each of them, as Proxy holders and attorneys, with full
P power of substitution, to appear and vote all of the Common Shares of RPM, Inc., which the undersigned shall be entitled to vote at the
R Annual Meeting of Shareholders of the Company to be held at the Holiday Inn Strongsville, 15471 Royalton Road, Strongsville, Ohio, on
O Friday, October 18, 1996 at 2:00 P.M. Eastern Daylight Time, and at any adjournment or postponement thereof, hereby revoking any and all
X proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by
Y this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN ON REVERSE SIDE, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S 1996 KEY EMPLOYEES STOCK OPTION PLAN AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
         OF AUTHORIZED COMMON SHARES OF THE COMPANY FROM 100,000,000 TO 200,000,000 COMMON SHARES.

                             Election of Directors, Nominees:
                                  Dr. Max D. Amstutz,
                                  E. Bradley Jones,
                                  John H. Morris, Jr.,
                                  Albert B. Ratner

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                SEE REVERSE
                                                                   SIDE

- --------------------------------------------------------------------------------
                                  DETACH CARD

                 DIRECTIONS TO THE HOLIDAY INN STRONGSVILLE*

    FROM CLEVELAND AND POINTS NORTH (INCLUDING HOPKINS AIRPORT)

    I-71 South to the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side.

    FROM THE OHIO TURNPIKE EAST AND WEST

    Ohio Turnpike (I-80) to I-71 South (exit 10). Exit at the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side.

    FROM THE EAST

    I-480 West to I-71 South. Exit at the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side.

    FROM THE SOUTH

    I-71 North to the Strongsville exit (#231).
    Turn right at end of exit ramp and hotel is on the right hand side.




                                                [MAP]

           /X/  PLEASE MARK YOUR                                              SHARES HELD       SHARES IN DIVIDEND
                VOTES AS IN THIS                                              DIRECTLY BY YOU   REINVESTMENT PLAN
                EXAMPLE.

                    FOR    WITHHELD                       FOR    AGAINST    ABSTAIN                       FOR    AGAINST    ABSTAIN
1. Election of     /  /     /  /    2. Approve and adopt  /  /    /  /       /  /   3. Amendment to        /  /    /  /       /  /
   Directors                           RPM, Inc. 1996 Key                              Amended Articles of
   (see reverse)                       Employees Stock                                 Incorporation to in-
                                       Option Plan.                                    crease the number of
                                                                                       authorized Common Shares of the Company from
For, except vote withheld from the following nominee(s):                               100,000,000 to 200,000,000.

                                                                                    4. In their discretion to act on any other
- ----------------------------------------------------------                             matter or matters which may properly come
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ABOVE PROPOSALS.                    before the meeting.

                                                                                       PLEASE DATE, SIGN AND RETURN PROMPTLY
                                                                                       IN THE ACCOMPANYING ENVELOPE.

                                                                              Change
                                                                                of      /  /
                                                                              Address

                                                                               Will
                                                                              Attend
                                                                              Annual   /  /
                                                                              Meeting

                                                                                                   (Indicate change of address
                                                                                                       in the space below and
                                                                                                    mark the box to the left.)

       SIGNATURE(S)                                                      DATE                       -------------------------
                   ----------------------------------------------------       -------------------
                                                                                                    -------------------------
       SIGNATURE(S)                                                      DATE
                   ----------------------------------------------------       -------------------   -------------------------
       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- ------------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD


                                   DIRECTION CARD
                     RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                    TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE

P The undersigned hereby directs Key Trust Company of Ohio, N.A., RPM, Inc. Retirement Savings Trust and Plan Trustee to vote Common Shares held for the undersigned's Retirement Savings Trust and Plan
R account at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn Strongsville, 15471 Royalton Road, Strongsville, Ohio, on Friday, October 18, 1996 at 2:00 P.M.
O Eastern Daylight Time, and at any adjournment or postponement thereof, as specified, WITH THE UNDERSTANDING THAT IF A SIGNED DIRECTION CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON REVERSE
X SIDE, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S 1996 KEY EMPLOYEES STOCK OPTION
Y PLAN AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES OF THE COMPANY FROM 100,000,000 TO 200,000,000 COMMON SHARES AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                             Election of Directors, Nominees:
                                  Dr. Max D. Amstutz,
                                  E. Bradley Jones,
                                  John H. Morris, Jr.,
                                  Albert B. Ratner

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                                 SEE REVERSE
                                                                     SIDE

- --------------------------------------------------------------------------------
                                  DETACH CARD

                  / X /  PLEASE MARK YOUR
                         VOTES AS IN THIS
                         EXAMPLE.

                  FOR    WITHHELD                       FOR     AGAINST   ABSTAIN                        FOR   AGAINST  ABSTAIN
 1. Election of   /  /     /  /  2. Approve and adopt  /  /      /  /      /  /   3. Amendment to       /  /    /  /      /  /
    Directors                       RPM, Inc. 1996 Key                               Amended Articles of
    (see reverse)                   Employees Stock                                  Incorporation to in-
                                    Option Plan.                                     crease the number
                                                                                     of authorized Common Shares of the Company from
                                                                                     100,000,000 to 200,000,000.
 For, except vote withheld from the following nominee(s):
                                                                                  4. In their discretion to act
                                                                                     on any other matter or
 -------------------------------------------------------                             matters which may properly
  THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ABOVE PROPOSALS.                come before the meeting.

                                                                                     PLEASE DATE, SIGN AND RETURN
                                                                                     PROMPTLY IN THE ACCOMPANYING
                                                                                     ENVELOPE.



SIGNATURE(S)  _____________________________________________________________   DATE _________________________

SIGNATURE(S)  _____________________________________________________________   DATE _________________________
       NOTE: Your signature to this Direction Card form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.
- ------------------------------------------------------------------------------------------------------------------------------------
                                  DETACH CARD